Exhibit 99.1

                    John Roberts Named President of
                        Dietrich Metal Framing


    COLUMBUS, Ohio--(BUSINESS WIRE)--Sept. 26, 2007--Worthington Industries (NYSE:WOR) announced today that John Roberts is being named president of Dietrich Metal Framing. John had been the company's vice president of sales and marketing, a position he had held since June.

    "John has demonstrated leadership beyond his sales and marketing role," Chairman and CEO of Worthington Industries, John McConnell said. "He comes into this role at an important time and I have confidence in his ability to return Dietrich to being a profitable, strong contributor to our company. John has gained the trust of our customers in his four months with us and he has been a critical part of the Dietrich management team." McConnell added, "His experience and industry knowledge will serve us well, as we continue to provide the best products and services in the building products market."

    Roberts was U.S. director of sales for Owens Corning, focusing on residential and commercial insulation products. Prior to that, he held the positions of director of sales and marketing of OC's Siding Systems business and regional general manager for the Great Lakes Region for Owens Corning, and in sales and management capacities for Domtar Gypsum and Georgia Pacific. He is a graduate of the State University of New York at Buffalo with a BA in Economics. Dietrich Interim President George Stoe said, "John is well respected in this industry. He will do a great job of connecting our marketing and sales efforts to our purchasing and production."

    Todd Muirhead is being named vice president of sales and marketing for Dietrich. As a 15-year sales veteran for Dietrich, Muirhead has served in a variety of capacities in sales and marketing, most recently as regional sales manager for the southeast region. "Todd will be an excellent leader in our sales and marketing efforts," Roberts said. "He has tremendous experience with our customers, and he will join me in executing a strategy that leverages our industry leadership and delivers on our promise of quality and customer service."

    "George Stoe's contribution as Interim President of Dietrich Metal Framing has been invaluable," McConnell said. "He has done an outstanding job immersing himself in the daily operations of Dietrich and setting a solid framework for returning the metal framing business to the profitability we expect. George has developed close relationships with our customers and a deeper understanding of the challenges and opportunities available in the metal framing business." McConnell added, "He will continue to work closely with John Roberts as he returns to Executive Vice President and COO of Worthington Industries."

    About Dietrich Metal Framing

    Dietrich Metal Framing is the largest manufacturer of steel framing products in the United States. Dietrich's 2,000 employees in 26 facilities use state-of-the-art equipment and in-house metallurgic labs to ensure superior product performances and competitive prices. Dietrich Metal Framing, founded in 1959, is a Worthington Industries Company.

    About Worthington Industries

    Worthington Industries is a leading diversified metal processing company with annual sales of approximately $3 billion. The Columbus, Ohio, based company is North America's premier value-added steel processor and a leader in manufactured metal products such as metal framing, metal ceiling grid systems, pressure cylinders, automotive past model service stampings and laser welded blanks. The company employs more than 8,000 people and operates 67 facilities in 10 countries.

    Safe Harbor Statement

    The company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 ("the Act"). Statements by the company, concerning excepted profitability, service and product performance, ability to execute strategies and other statements which are not historical information, constitute "forward looking statements" within the meaning of the Act. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those projected. Factors that could cause actual results to differ materially include risks described from time to time in the company's filings with the Securities and Exchange Commission.


    CONTACT: Worthington Industries, Inc.
             Media:
             Cathy M. Lyttle, 614-438-3077
             VP, Corporate Communications
             E-mail: cmlyttle@WorthingtonIndustries.com
             or
             Investor:
             Allison M. Sanders, 614-840-3133
             Director, Investor Relations
             E-mail: asanders@WorthingtonIndustries.com
             or
             www.WorthingtonIndustries.com